Exhibit 4

                             CUISINE SOLUTIONS, INC.

                             1999 STOCK OPTION PLAN


1.   ADOPTION AND PURPOSE

     CUISINE SOLUTIONS, INC hereby adopts this 1999 Stock Option Plan dated August 6, 1999. The purposes of the Plan are to promote the interests of the Company and its stockholders by (a) attracting and retaining eligible employees and consultants of the Company and its Subsidiaries; and (b) motivating such personnel by enabling such personnel to participate in the long-term growth and financial success of the Company.

2. DEFINITIONS

     The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

     (a) "Administrator" means the Board or any of its Committees appointed pursuant to Section 4 of this Plan.

     (b) "Applicable Laws" means all applicable provisions of state corporate and securities laws, the Securities Act, the Exchange Act, the Code, ERISA, any rules and regulations promulgated thereunder, and rules and regulations of applicable stock exchanges (including the Nasdaq Stock Market).

     (c) "Award" means a grant of Stock Options under this Plan.

     (d) "Award Agreement" means a written agreement entered into between the Company and an Optionee setting forth the terms and conditions of an Award made to such Optionee under this Plan, in the form prescribed by the Administrator.

     (e) "Board" means the Board of Directors of the Company.

     (f) "Code" means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     (g) "Committee" means a committee of directors appointed by the Board in accordance with Section 4 of this Plan.

     (h) "Common Stock" means the common stock, par value $.01 per share, of the Company.

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     (i) "Company" means CUISINE  SOLUTIONS,  INC., a Delaware  corporation with its principal place of business in Alexandria, Virginia.

     (j) "Consultant" means any person not an Employee (including, without limitation, a member of the Board) who provides bona fide services to the Company or any Subsidiary, provided that such services are not rendered in connection with the offer or sale of securities in a capital-raising transaction.

     (k)  "Effective  Date" means the effective  date of this Plan as defined in
Section 16 of this Plan.

     (l) "Employee" means an employee of the Company or a Subsidiary.

     (m) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     (n) "Exchange Act" means the Securities Exchange Act of 1934, as amended. Reference to a specific section of the Exchange Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          i. If the Common Stock is listed on any established stock exchange or a national market system, including, without limitation, the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported), as quoted on such exchange or system for such day (or, if such day is not a market trading day for the last market trading day prior to the time of determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

          ii. If the Common Stock is quoted on the NASDAQ System (but not on the Nasdaq National Market thereof) or regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean between the high bid and low asked prices for the Common Stock on such day (or if such day is not a market trading day on the last market trading day prior to the day of determination), or;

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          iii. In the absence of an established market for the Common Stock, the
               Fair Market Value thereof shall be determined in good faith by the Administrator.

     (p) "Optionee" means an Employee or Consultant who has been granted an Award of a Stock Option under this Plan.

     (q) "Person" means an individual, corporation, trust, firm, partnership or other legal entity.

     (r) "Plan" means this CUISINE SOLUTIONS, INC. 1999 Stock Option Plan.

     (s) "Plan Year" means an annual period coinciding with the Company's fiscal year.

     (t) "Rule 16b-3" means Rule 16b-3 under the Exchange Act.

     (u) "Securities Act" means the Securities Act of 1933, as amended. Reference to a specific section of the Securities Act or regulation thereunder shall include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

     (v) "Stock Option" means a right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time and subject to the terms of this Plan and such other terms and conditions, as the Administrator may determine in accordance with this Plan.

     (w) "Subsidiary" means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of more than 50% by reason of stock ownership or otherwise.

3. ELIGIBILITY

     Any Employee or Consultant selected by the Administrator is eligible to receive an Award.

4. PLAN ADMINISTRATION

     (a) GENERAL. The Plan shall be administered by the Board or a Committee appointed by the Board.

          i. ADMINISTRATION WITH RESPECT TO DIRECTORS AND OFFICERS. With respect to grants of Stock Options to Employees or Consultants who are also officers or directors of the Company, the Plan shall be administered (A) by the Board, or (B) if the Board in its discretion elects, by a Committee designated by the Board to administer the Plan, which committee shall be composed solely of two or more

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               Non-Employee   Directors   (as  defined  in  Rule  16b-3).   Once
               appointed,   such  Committee  shall  continue  to  serve  in  its
               designated capacity until otherwise directed by the Board. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies, however caused, impose additional requirements on membership in order to comply with Applicable Laws, and remove all members of the Committee and thereafter directly administer the Plan, all provided that at all times during which it is the Administrator hereunder, the Committee shall be composed solely of two or more Non-Employee Directors.

          ii. MULTIPLE ADMINISTRATIVE BODIES. If permitted or required by Rule 16b-3 or other Applicable Laws, the Plan may be administered by different bodies with respect to different groups or classes of Persons eligible to receive Awards. Each such administrative body shall be the Administrator hereunder with respect to such groups or classes of Persons.

     (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Plan and Applicable Laws and, in the case of a Committee, the specific duties delegated by the Board to such Committee, and subject to the approval of any relevant authorities, including the approval, if required, of any stock exchange upon which the Common Stock is listed, the Administrator shall have the authority, in its discretion:

          i.   to determine the Fair Market Value of the Common Stock;

          ii. to select the Employees and Consultants to whom Awards may from time to time be granted hereunder;

          iii. to determine whether and to what extent Awards are granted hereunder;

          iv. to determine the number of shares of Common Stock to be covered by each such Award granted hereunder;

          v.   to approve forms of agreement for use under the Plan;

          vi. to determine the terms and conditions of any Award granted hereunder, including vesting schedule, period of exercisability and exercise price;

          vii. to cancel any Award in consideration of a cash payment or alternative grant made to the holder of such cancelled Award equal in value to the excess of the aggregate Fair Market Value of the Common Stock subject to such cancelled Award over the aggregate exercise price of such cancelled Award;

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          viii.to cause the Company to redeem any shares of Common  Stock issued pursuant to an exercise of an Award in exchange for a cash payment equal to the aggregate Fair Market Value of the shares of Common Stock redeemed; provided that the Common Stock is not then registered under the Exchange Act;

          ix. to accelerate any time period relating to the exercise or vesting of Stock Options; to extend the time period during which a Stock Option may be exercised, subject to Section 6(a); or


          x. to construe and interpret the terms of the Plan and awards granted pursuant to the Plan.


     (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Stock Options.

5. STOCK SUBJECT TO THE PROVISIONS OF THIS PLAN

     (a) The stock subject to the provisions of this Plan shall either be shares of authorized but unissued Common Stock, shares of Common Stock held as treasury stock or previously issued shares of Common Stock reacquired by the Company, including shares purchased on the open market. Subject to adjustment in accordance with the provisions of Section 9, the total number of shares of Common Stock with respect to which Awards may be granted under this Plan may not exceed 2,600,000 shares.

     (b) There shall again be available for Awards under this Plan, shares of Common Stock represented by Awards which have been canceled, forfeited, surrendered, terminated or expire unexercised.

6. AWARDS UNDER THIS PLAN

     (a) No Stock Option shall be exercisable more than ten (10) years after the date of grant thereof.

     (b) Each Award under this Plan shall be evidenced by an Award Agreement.

     (c) No Stock Option granted under this Plan shall be treated as an incentive stock option within the meaning of Section 422 of the Code.

7. TERMINATION OF EMPLOYMENT

     (a) Upon termination of employment or service of an Optionee with the Company for any reason, any Stock Option previously granted to the Optionee, unless otherwise specified by the Administrator, shall, to the extent not previously exercised, terminate and become null and void, provided that:

          i. if any Optionee shall die while in the employ or service of the Company or during either the three (3) month or one (1) year

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               period,  whichever is applicable,  specified in Section  7(a)(ii)
               below and at a time when such Optionee was entitled to exercise a Stock Option as herein provided, the legal representative of such Optionee, or such person who acquired such Stock Option by bequest or inheritance or by reason of the death of the Optionee, may, not later than one (1) year from the date of death, exercise such Stock Option with respect to the number of shares as to which such Stock Option was exercisable on the date of death, to the extent the Stock Option has not been exercised with respect to all such shares;

          ii. if the employment or service of any Optionee to whom such Stock Option shall have been granted shall terminate by reason of the Optionee's retirement (at such age or upon such conditions as shall be specified by the Administrator, as the case may be), disability (as described in Section 22(e)(3) of the Code) or dismissal by the Company other than for cause (as defined below), and such Optionee is entitled to exercise such Stock Option on the date of retirement, disability or dismissal, such Optionee shall have the right to exercise such Stock Option so granted, to the extent the Stock Option has not been exercised, in respect of any or all of such number of shares to which such Stock Option has not been exercised at any time up to and including (A) three
               (3) months after the date of such termination of employment in the case of termination by reason of retirement or dismissal other than for cause and (B) one (1) year after the date of termination of employment in the case of termination by reason of disability.

     (b) If an Optionee voluntarily terminates his or her employment or service with the Company, or is discharged for cause, any Stock Option granted hereunder to such Optionee shall, unless otherwise specified by the Administrator, immediately terminate with respect to any unexercised portion thereof. For the purposes of the Plan, as determined by the Administrator in its sole discretion, the term "for cause" shall mean: (A) the willful commission by an Optionee of a criminal or other act that causes or is likely to cause substantial economic damage to the Company or substantial injury to the business reputation of the Company; (B) the commission by an Optionee of an act of fraud in the performance of such Optionee's duties on behalf of the Company; or (C) the continuing willful failure of an Optionee to perform the duties of such Optionee to the Company (other than such failure resulting from the Optionee's incapacity due to physical or mental illness) after written notice thereof (specifying the particulars thereof in reasonable detail) and a reasonable opportunity to be heard and cure such failure are given to the Optionee by the Administrator. For purposes of the Plan, no act, or failure to act, on the Optionee's part shall be considered "willful" unless done or omitted to be done by the Optionee not in good faith and without reasonable belief that such Optionee's action or omission was in the best interest of the Company.

     (c) The Administrator may extend the period during which a Stock Option may be exercised to such period, not to exceed three (3) years following the termination of an Optionee's employment or service with the Company, as the Administrator may determine in its sole discretion to be appropriate in any particular instance.

8. OTHER TERMS AND CONDITIONS

     (a) ASSIGNABILITY. No Stock Option shall be assignable or transferable except by will or by the laws of descent and distribution and during the lifetime of an Optionee, Stock Options shall be exercisable only by such Optionee.

     (b) RIGHTS AS A SHAREHOLDER. An Optionee shall have no rights as a shareholder with respect to shares of Common Stock covered by an Award until the date the Optionee is the holder of record of such shares.

     (c) NO OBLIGATION TO EXERCISE. The grant of an Award shall impose no obligation upon the Optionee to exercise the Award.

     (d) PAYMENTS BY OPTIONEES. The Administrator may determine that Awards for which a payment is due from an Optionee may be payable: (i) in U.S. dollars by personal check, bank draft or money order payable to the order of the Company, by money transfers or direct account debits; (ii) through the delivery or deemed delivery based on attestation to the ownership of shares of Common Stock with a Fair Market Value equal to the total payment due from the Optionee, which Common Stock was owned by the Optionee for at least six months prior to such delivery;
(iii) by a combination of the methods described in (i) and (ii) above; or (iv) by such other methods as the Administrator may deem appropriate.

     (e) TAX WITHHOLDING. The Company shall have the power and the right to deduct or withhold, or require an Optionee to remit to the Company, an amount sufficient to satisfy federal, state and local taxes (including the Optionee's FICA obligation) required to be withheld with respect to an Award, any exercise thereof, or any dividends or other distributions payable with respect thereto. Subject to the requirements of Applicable Laws, the Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit an Optionee to satisfy such tax withholding obligation, in whole or in part, by (i) electing to have the Company withhold otherwise deliverable shares of Common Stock having a Fair Market Value not exceeding the minimum amount required to be withheld, or (ii) delivering to the Company shares of Common Stock then owned by the Optionee.

     (f) RESTRICTIONS ON SALE AND EXERCISE. If and to the extent required to comply with rules promulgated under Section 16 of the Exchange Act, shares of Common Stock acquired pursuant to an Award granted under this Plan may not be sold or otherwise disposed of for at least six months after the date of the grant of the Award.

     (g) REQUIREMENTS OF LAW. The granting of Awards and the issuance of shares of Common Stock upon the exercise of Awards shall be subject to all Applicable Laws. As a condition precedent to the issuance of shares of Common Stock pursuant to the exercise of an Award, the Company may require the Optionee to take any reasonable action to comply with such Applicable Laws.

     (h) NON-EXCLUSIVITY OF THE PLAN. Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options and the awarding of stock and cash otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

     (i) UNFUNDED PLAN. Neither the Company nor any Subsidiary shall be required to segregate any cash or any shares of Common Stock which may at any time be represented by Awards and the Plan shall constitute an "unfunded" plan of the Company. Neither the Company nor any Subsidiary shall, by any provisions of the Plan, be deemed to be a trustee of any Common Stock or any other property, and the liabilities of the Company and any Subsidiary to any Person pursuant to the Plan shall be those of a debtor pursuant to such contract obligations as are created by or pursuant to the Plan, and the rights of any Optionee, Employee, former employee or beneficiary under the Plan shall be limited to those of a general creditor of the Company or the applicable Subsidiary, as the case may be. In its sole discretion, the Board may authorize the creation of trusts or other arrangements to meet the obligations of the Company under the Plan, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.


     (j) LEGENDS. Each certificate evidencing Common Stock subject to an Award shall bear such legends as the Administrator deems necessary or appropriate to reflect or refer to any terms, conditions or restrictions of the Award applicable to such shares, including, without limitation, any to the effect that the shares represented thereby may not be disposed of unless the Company has received an opinion of counsel, acceptable to the Company, that such disposition will not violate any federal or state securities laws.

     (k) COMPANY'S RIGHTS. The grant of Awards pursuant to the Plan shall not affect in any way the right or power of the Company to make reclassifications, reorganizations or other changes of or to its capital or business structure or to merge, consolidate, liquidate, sell or otherwise dispose of all or any part of its business or assets.

     (l) DESIGNATION OF BENEFICIARIES. If permitted by the Administrator, an Optionee may designate a beneficiary or beneficiaries in the event of the death of the Optionee and may change such designation from time to time by filing a written designation of beneficiary or beneficiaries with the Administrator on a form to be prescribed by it, provided that no such designation shall be effective unless so filed prior to the death of such Optionee.

     (m) BUYOUT PROVISIONS. Any provision of this Plan or any Award Agreement to the contrary notwithstanding, subject to Applicable Laws, the Administrator may cause: (1) any Award granted hereunder to be cancelled in consideration of a cash payment or alternative grant made to the holder of such cancelled Award equal in value to the excess of the aggregate Fair Market Value of the Common Stock subject to such cancelled Award over the aggregate exercise price of such cancelled Award; and (2) the Company to redeem any shares of Common Stock issued pursuant to an exercise of an Award in exchange for a cash payment equal to the aggregate Fair Market Value of the shares of Common Stock redeemed; provided that the Common Stock is not then registered under the Exchange Act.


9. AMENDMENTS

     (a) Except as otherwise provided in this Plan, the Board may at any time terminate and, from time to time, may amend or modify this Plan. Any such action of the Board may be taken without the approval of the Company's shareholders, but only to the extent that such shareholder approval is not required by Applicable Laws, including specifically Rule 16b-3.

     (b) No amendment, modification or termination of this Plan shall in any manner adversely affect any Awards theretofore granted to an Optionee under this Plan without the consent of such Optionee.

10. RECAPITALIZATION

     The aggregate number of shares of Common Stock as to which Awards may be granted to Optionees, the number of shares covered by each outstanding Award, and the exercise price per share in each such Award, shall all be appropriately adjusted in the Board's discretion for any extraordinary dividend or for any increase or decrease in the number of issued shares of Common Stock and any conversion of Common Stock into other securities or property, resulting from a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization or other such change. Any such adjustment may provide in the Board's discretion that any fractional shares which result from such change shall be rounded, up or down, to the nearest whole number of shares.

11. NO RIGHT TO EMPLOYMENT

     No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving an Optionee the right to be retained in the employ of the Company or a Subsidiary. Nothing in this Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Optionee's employment at any time, nor confer upon any Optionee any right to continue in the employ of the Company or any Subsidiary.

12. GOVERNING LAW

     To the extent that federal laws do not otherwise control, this Plan shall be construed in accordance with and governed by the law of the State of Delaware.

13. CAPTIONS

     Captions are provided herein for convenience of reference only, and shall not serve as a basis for interpretation or construction of this Plan.

14. RESERVATION OF SHARES

     The Company, during the term of the Plan, will at all times reserve and keep available the number of shares of Common Stock as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain the necessary approvals from any regulatory body having jurisdiction or approval deemed necessary by the Company's counsel to the lawful issuance and sale of any shares of Common Stock under the Plan shall relieve the Company of any liability in respect of the nonissuance or sale of such shares of Common Stock as to which such requisite authority shall not have been obtained.

15. SAVINGS CLAUSE

     This Plan is intended to comply in all aspects with Applicable Laws, including, with respect to those Optionees who are executive officers or directors of the Company, Rule 16b-3. In case any one or more of the provisions of this Plan shall be held invalid, illegal or unenforceable in any respect under Applicable Laws (including Rule 16b-3), the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and the invalid, illegal or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted or revised retroactively to permit this Plan to be construed in compliance with all Applicable Laws (including Rule 16b-3) so as to foster the intent of this Plan. Notwithstanding anything in this Plan to the contrary, the Administrator, in its discretion, may bifurcate this Plan so as to restrict, limit or condition the use of any provision of this Plan with respect to Optionees who are officers or directors of the Company without so restricting, limiting or conditioning this Plan with respect to other Optionees.

16. EFFECTIVE DATE AND TERM

     The Effective Date of this Plan shall be the date of its approval by the Company's shareholders. If such approval is not obtained on or before December 31, 1999, this Plan shall terminate on such date. No new Awards shall be granted under this Plan after the tenth anniversary of the Effective Date. Unless otherwise expressly provided in the Plan or in an applicable Award Agreement, any Award granted hereunder may, and the authority of the Board or the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under any such Award shall, continue after the authority for grant of new Awards hereunder has been exhausted.